Exhibit 99.1

Worksport Adds to Private Label Business and notes Increased Product Demand.

TORONTO – May 11, 2021 -- Worksport Ltd (OTC: WKSP) (or the “Company”) is issuing an update to its investors, shareholders, and supporters about how it continues to add to its customer base. Following up its announcement from March 16, 2021, after diligent pursuit, business from a renowned brand in the automotive sector has been officially secured for the Company’s Private Label unit. And, once again, the Company is pleased to report that it has a queue of additional customer orders pending, due to overwhelming product demand. When Worksport realized profitability in 2019, prior to the COVID-19 pandemic, it was able to do so with just one customer. With the three private label customers the Company has gained, with two additional that are in the process of being secured, Worksport is on track to realizing profitability once again.

Worksport Meizhou Factory

These business developments speak volumes to the Company’s relentless determination and keen execution. Worksport’s business is on the cusp of new growth, bringing Worksport to an inflection point as it has gained not one, but three new customers that are similar in vein with regard to revenue forecasts for the Company.

Worksport is also reporting that the first shipment from its last signed Private Label brand has already been scheduled for delivery, a major milestone for Company deliverables. Speaking to delivery capabilities, Worksport CEO Steven Rossi comments, “Strengthening our manufacturing footprint will ensure our processes can effectively manage the increased demand that has already begun, bringing opportunities previously out of reach, propelling us to new heights, all but guaranteeing the brightest future.”

Shipment Loaded & Ready

Regarding Worksport’s Private Label business, it is worth highlighting to investors that the Company makes non-competing products with respect to both type and cost for Private Label customers, meaning that Worksport provides bespoke products for each customer that do not directly compete with neither each other nor the Worksport brand. As always, the Company respects the boundaries of the Private Label agreements, never publicly disclosing customer identities for Company benefit.

To stay up-to-date on all the latest Worksport news… investors, shareholders, and supporters are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com.  Worksport will continue to update investors, shareholders, and supporters to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. as well as consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

Connect with Worksport:

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For additional information, please contact:

Faran Ali

Business Development Manager
Worksport Ltd

T: 1-(888) 506-2013
E:investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, an up listing to a national exchange, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.